UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
0-19278
(Commission File Number)

Delaware	13-3357370
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
51 James Way, Eatontown, New Jersey 07724
(Address of principal executive offices, with zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 29, 2007, the Board of Directors of Osteotech, Inc. (“Osteotech” or the “Company”) adopted the 2007 Stock Incentive Plan (the “Stock Plan”), which was approved by stockholders of the Company on June 21, 2007. A total of 1,400,000 shares of our common stock have been reserved for issuance under the Stock Plan. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan that is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
General.
The purpose of the 2007 Stock Incentive Plan is to enhance the long-term stockholder value of Osteotech by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company. Stock options, stock appreciation rights and stock awards, including restricted stock, deferred stock, restricted stock units, performance shares, phantom stock and similar types of awards, may be granted under the 2007 Stock Incentive Plan. Options granted under the 2007 Stock Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options.
Administration.
The 2007 Stock Incentive Plan will be administered by our Compensation Committee. The Board may delegate certain responsibilities to a committee consisting of at least two Board members, or a delegated officer or employee in certain circumstances.
Eligibility.
Nonstatutory stock options, stock appreciation rights and stock awards may be granted under the 2007 Stock Incentive Plan to employees, directors (including non-employee directors) and consultants of Osteotech or its affiliates. Incentive stock options may be granted only to employees of Osteotech or its affiliates. The administrator, in its discretion, selects the awardees, the time or times at which awards are granted and the terms of awards to be granted under the 2007 Stock Incentive Plan.
Nonassignability of Awards.
Unless otherwise determined by the administrator, awards granted under the 2007 Stock Incentive Plan are not assignable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or to a designated beneficiary upon death. If permitted by the administrator, awards may be transferred and exercised in any manner allowed under the Form S-8 rules.
Termination of Awards.
Generally, unless otherwise provided in the award agreement, if an awardee is terminated other than for death or disability or for cause, vested awards will remain exercisable for a period of 90 days following the awardee’s termination, or if earlier, until the expiration of the term of the award. If an awardee is terminated for cause, all of the awardee’s awards will immediately terminate as of the date of termination unless otherwise provided for in the award agreement.

Unless otherwise provided for in the award agreement, if an awardee’s termination is due to death or disability, all awards of that awardee to the extent exercisable at the date of termination may be exercised for one year after that termination, but in no event after the expiration date. The administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Internal Revenue Code) but not beyond the expiration of the term of the award and to permit an award to be exercised with respect to unvested shares at the time of awardee’s termination.
Adjustments on Changes in Capitalization, Change of Control or Dissolution.
In the event of any stock dividend, stock split or reverse stock split (1) the number and type of shares subject to the 2007 Stock Incentive Plan, (2) any limits on the number of shares that may be granted to a participant under the 2007 Stock Incentive Plan, (3) the terms of any stock appreciation right, (4) the purchase price or repurchase price of any stock award, (5) the exercise price and number and class of securities issuable under each outstanding option, and (6) the repurchase price of any securities substituted for award shares that are subject to repurchase rights shall be adjusted proportionately in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the awards. In the event of any other change to the capital structure of Osteotech, the Board or committee shall have the discretion to determine what if any adjustments shall be made. The decision of the Board or committee will be final and binding.
In the event of a dissolution or liquidation of Osteotech, to the extent an award has not been exercised or the shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable award expiration date, then outstanding awards shall terminate immediately prior to the transaction.
Amendment and Termination.
The Board may amend, suspend or terminate the 2007 Stock Incentive Plan. Osteotech will obtain stockholder approval for any amendment to the 2007 Stock Incentive Plan to the extent required to comply with applicable laws, Nasdaq Global Market listing requirements or incentive stock option requirements under the Internal Revenue Code; provided however that the Company shall obtain stockholder approval of any of the following: (a) an increase to the shares reserved for issuance under the 2007 Stock Incentive Plan (unless due to capital structure changes); (b) an expansion of the class of persons eligible to receive awards under the 2007 Stock Incentive Plan; or (c) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards or other lowering of the original exercise price or grant date fair market value that applies to a stock appreciation right (unless due to changes in capital structure, change of control transactions or dissolution). For stock awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s stockholders must re-approve the material terms of the performance goals included in the plan by the date of the first stockholder meeting that occurs in the fifth year following the year in which the stockholders first approved the 2007 Stock Incentive Plan. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to the plan.

Awards may be granted during the ten years from the latest date our stockholders approve the 2007 Stock Incentive Plan, subject to extension or termination earlier pursuant to its terms.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description

10.1	Osteotech 2007 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
Date: June 27, 2007	By:	/s/ Mark H. Burroughs
Mark H. Burroughs
Executive Vice President, Chief Financial Officer